As filed with the Securities and Exchange Commission on August 9, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Glu Mobile Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	91-2143667
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

45 Fremont Street, Suite 2800

San Francisco, California 94105

(Address of Principal Executive Offices)

Amended and Restated 2007 Equity Incentive Plan

2008 Equity Inducement Plan

(Full Titles of the Plans)

Niccolo M. de Masi

President and Chief Executive Officer

Glu Mobile Inc.

45 Fremont Street, Suite 2800

San Francisco, California 94105

(415) 800-6100

(Name and Address of Agent For Service)

Copies to:

Scott J. Leichtner, Esq. Vice President and General Counsel Glu Mobile Inc. 45 Fremont Street, Suite 2800 San Francisco, California 94105	David A. Bell, Esq. Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, CA 94041

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.0001 par value	7,200,000 (2)	$2.42(4)	$17,424,000	$2,376.63
Common Stock, $0.0001 par value	200,000 (3)	$2.42(4)	484,000	66.02
Total:	7,400,000		$17,908,000	$2,442.65

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Amended and Restated 2007 Equity Incentive Plan and 2008 Equity Inducement Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Represents an increase in the number of shares available for issuance under the Amended and Restated 2007 Equity Incentive Plan. This increase was effective as of June 6, 2013.
(3)	Represents an increase in the number of shares available for issuance under the 2008 Equity Inducement Plan. This increase was effective as of May 14, 2013.
(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, and based upon the average of the high and low sales prices of the Registrant’s common stock as reported by the NASDAQ Global Market on August 7, 2013.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Glu Mobile Inc. (the “Registrant”) is filing this registration statement with the Securities and Exchange Commission (the “Commission”) to register (1) an additional 7,200,000 shares reserved for issuance under its Amended and Restated 2007 Employee Stock Purchase Plan and (2) an additional 200,000 shares reserved for issuance under its 2008 Equity Inducement Plan. The contents of the following registration statements on Form S-8 filed by the Registrant with the Commission are incorporated by reference in this registration statement on Form S-8:

Registration No.	Plan(s) Covered	Date Filed
333-187311	2008 Equity Inducement Plan 2007 Employee Stock Purchase Plan	03/15/2013
333-176318	2008 Equity Inducement Plan	08/15/2011
333-172983	2007 Equity Incentive Plan 2007 Employee Stock Purchase Plan	03/21/2011
333-165813	2008 Equity Inducement Plan 2007 Equity Incentive Plan 2007 Employee Stock Purchase Plan	03/31/2010
333-157959 (Post-Effective Amendment No. 1)	2007 Equity Incentive Plan 2007 Employee Stock Purchase Plan	03/18/2009
333-157959	2007 Equity Incentive Plan 2007 Employee Stock Purchase Plan	03/13/2009
333-149996	2008 Equity Inducement Plan 2007 Equity Incentive Plan 2007 Employee Stock Purchase Plan	03/31/2008
333-141487	2007 Equity Incentive Plan 2007 Employee Stock Purchase Plan	03/22/2007

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The exhibits listed on the Exhibit Index (following the Signatures section of this Registration Statement) are incorporated by reference in this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 9, 2013.

GLU MOBILE INC.

By:	/s/ Niccolo M. de Masi
Niccolo M. de Masi
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Niccolo M. de Masi, Eric R. Ludwig and Scott J. Leichtner, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts shall together constitute one and the same instrument.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
Principal Executive Officer:

/s/ Niccolo M. de Masi	President, Chief Executive Officer and Director	August 9, 2013
Niccolo M. de Masi

Principal Financial and Accounting Officer:

/s/ Eric R. Ludwig	Executive Vice President and Chief Financial Officer	August 9, 2013
Eric R. Ludwig

Additional Directors:

/s/ William J. Miller	Chairman of the Board	August 9, 2013
William J. Miller

/s/ Lorne Abony	Director	August 9, 2013
Lorne Abony

Director
Ann Mather

/s/ Hany M. Nada	Director	August 9, 2013
Hany M. Nada

/s/ A. Brooke Seawell	Director	August 9, 2013
A. Brooke Seawell

/s/ Benjamin T. Smith, IV	Director	August 9, 2013
Benjamin T. Smith, IV

EXHIBIT INDEX

			Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.01	Restated Certificate of Incorporation of the Registrant.	S-1/A	333-139493	3.02	02/14/2007

4.02	Amended and Restated Bylaws of the Registrant.	8-K	001-33368	99.01	10/28/2008

4.03	2007 Equity Incentive Plan, as amended and restated on June 6, 2013.	8-K	001-33368	99.01	06/10/2013

4.04	For the 2007 Equity Incentive Plan, forms of (a) Notice of Stock Option Grant, Stock Option Award Agreement and Stock Option Exercise Agreement, (b) Notice of Restricted Stock Award and Restricted Stock Agreement, (c) Notice of Stock Appreciation Right Award and Stock Appreciation Right Award Agreement, and (d) Notice of Stock Bonus Award and Stock Bonus Agreement.	S-1/A	333-139493	10.03	02/16/2007

4.05	Forms of Stock Option Award Agreement (Immediately Exercisable) and Stock Option Exercise Agreement (Immediately Exercisable) under the Glu Mobile Inc. 2007 Equity Incentive Plan.	10-Q	001-33368	10.05	08/14/2008

4.06	Notice of Restricted Stock Unit Award and Restricted Stock Unit Agreement under the 2007 Equity Incentive Plan.	10-Q	001-33368	10.08	08/09/2013

4.07	2008 Equity Inducement Plan, as amended and restated on May 14, 2013.	8-K	001-33368	99.01	03/17/2013

4.08	Forms of Notice of Stock Option Grant, Stock Option Award Agreement and Stock Option Exercise Agreement under the 2008 Equity Inducement Plan.	10-K	001-33368	10.05(B)	03/31/2010

4.09	Form of Specimen Certificate for Common Stock	S-1/A	333-139493	4.01	02/14/2007

5.01	Opinion of Scott J. Leichtner, General Counsel to Registrant.					X

23.01	Consent of Scott J. Leichtner (included in Exhibit 5.01).					X

23.02	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.					X

24.01	Power of Attorney (see signature page of this Registration Statement).					X